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                                                                  Exhibit (b)(2)


                          AMENDED AND RESTATED BY-LAWS
                                       OF
                            VAN KAMPEN EXCHANGE FUND

                        a California Limited Partnership

                        Amended as of September 22, 2005


                                    ARTICLE I

                            MANAGING GENERAL PARTNERS

Section 1.        Election and Tenure of Office.

                  Managing General Partners shall be elected, by ballot, at the Annual Meeting of the Partnership, to serve for one year, or until their successors are elected and have qualified. Their term of office shall begin immediately after election. If the Annual Meeting is not held, or the Managing General Partners are not elected at any Annual Meeting, they may be elected at any Special Meeting of the Partnership held for that purpose.

Section 2.        Regular Meeting.

                  Regular Meetings of the Managing General Partners shall be held at least quarterly, at such time and on such notice, if any, as the Managing General Partners may from time to time determine. At such meetings, the Managing General Partners shall exercise their powers with respect to the management, conduct and operation of the Partnership's business; provided, however, that all such actions shall require the majority vote of the Managing General Partners then in office. Without limiting the foregoing, the Managing General Partners shall, at the regular meetings: (a) ratify the actions taken by the transfer agent employed by the Partnership pursuant to the power of attorney given it in the Certificate and Agreement of Limited Partnership and all amendments thereto, or take such remedial action as may be appropriate for any action of the Partnership's transfer agent which is not ratified; and (b) take such action as may be required for the admission of additional limited partners, if any.

Section 3.        Special Meetings.

                  Special Meetings of the Managing General Partners for any purpose or purposes may be called at any time by the Managing General Partner appointed to be Chairman by the other Managing General Partners, or by any two Managing General Partners. The Chairman shall preside at all Meetings of Partners.

                  Notice of the time and place of Special Meetings may be oral, telegraphic, or written, and shall be duly served on or sent or mailed to each Managing General Partner not less than one day before such Meeting. No notice need be given to any Managing General Partner who attends in person, or to any Managing General Partner who, in writing, executed and filed with the records of


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the Meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such Meeting.

                  All actions taken at a Special Meeting of the Managing General Partners shall require the majority vote of the Managing General Partners then in office.

Section 4.        Acting Without a Meeting by Unanimous Consent.

                  Any action required or permitted to be taken by the Managing General Partners may be taken without a Meeting, and with the same force and effect as if taken by the unanimous vote of the Managing General Partners, if authorized by a writing signed by all of the Managing General Partners.

Section 5.        Quorum.

                  A majority of the Managing General Partners then in office shall constitute a quorum for the transaction of business. If at any Meeting of the Managing General Partners there shall be less than a quorum present, a majority of those present may adjourn the Meeting from time to time until a quorum shall have been obtained. At any meeting of the Managing General Partners at which there is a quorum, no act shall constitute the act of the Managing General Partners unless such act has been approved by the majority vote of the Managing General Partners then in office.

Section 6.        Compensation of Managing General Partners.

                  No Managing General Partner shall receive any stated salary or fees from the Partnership for his services as such Managing General Partner if such Partner is, otherwise then by reason of being such Partner, affiliated (as such term is defined in the Investment Company Act of 1940) with the Partnership or with any investment advisor of the Partnership. Except as provided in the preceding sentence, Managing General Partners shall be entitled to receive such compensation from the Partnership for their services as may from time to time be voted by the Managing General Partners.

                                   ARTICLE II

                           CERTIFICATES FOR SHARES OF
                              PARTNERSHIP INTEREST

Section 1.        Certificates for Shares.

                  Each Partner of the Partnership shall be entitled to a Certificate or Certificates representing the units of Partnership interest of the Partnership owned by them in such form as the Managing General Partners may from time to time prescribe.

         Every Certificate for Shares shall bear the actual or facsimile signatures of the Principal Executive Officer and the Secretary of the Partnership or an assistant hereto.


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Before it becomes  effective,  every  Certificate for Shares  authenticated by a facsimile signature must be countersigned by the transfer agent or a transfer clerk employed by the Partnership.

Section 2.        Transfer on the Books.

                  Upon surrender to the Partnership's transfer agent of proper evidence of succession, assignment or authority to transfer units of Partnership interest on such forms as shall be required pursuant to the Certificate and Agreement of Limited Partnership, accompanied by an outstanding Certificates for Shares offered thereby, duly endorsed and with such proof of authenticity of signature as the Partnership or its agents may reasonable require, following recordation of an appropriate amendment to the Certificate and Agreement of Limited Partnership in California, the Partnership or its agents shall cancel the old Certificate, record the transaction upon the Partnership's books and, if requested by the person entitled thereto, issue a new Certificate for Shares to such person.

Section 3.        Lost or Destroyed Certificates.

                  The Managing General Partners may determine the conditions upon which a new Certificate representing an interest in the Partnership may be issued in place of a Certificate which is alleged to have been lost, stolen, or destroyed; and may, in their discretion, require the owner of such Certificate, or his legal representative, to give a bond with sufficient surety to the Partnership and its transfer agent, to indemnify it and such transfer agent against any and all loss or claims which may arise by reason of the issue of a new Certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE III

                             AUTHORIZED SIGNATORIES

Section 1. Designation of Persons to sign and deliver checks, instructions, contracts and other documents on behalf of the Limited Partnership.

                  Unless otherwise specified, agreements specifically approved by the Managing General Partners shall be duly and validly executed when signed on its behalf by the Principal Executive Officer, the Principal Financial and Accounting Officer or any Vice President of the Limited Partnership, and attested to by the Secretary, any Assistant Secretary or other Assistant Officer of the Limited Partnership. Checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness, and instructions relating to the deposit or withdrawal from the Custodian, or the purchase or acquisition or sale or disposition of securities of the Limited Partnership shall be signed by any two of the following (who shall not be the same person): the Principal Executive Officer, the Principal Financial and Accounting Officer, the Secretary, any Vice President or any other persons duly authorized by resolution of the Managing General Partners. The Managing General Partners may, by resolution, authorize additional signatories to act on behalf of the Limited Partnership in particular or general situations.

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                                   ARTICLE IV

                              PROHIBITED ACTIVITIES

Section 1.        Self-Dealing.

                  No general partner of the Partnership (including officers and/or directors of a corporate general partner), or officers or directors of the Partnership's investment advisor, or any trustee of this Partnership, shall deal for or on behalf of the Partnership with themselves, as principal or agent, or with any corporation or partnership in which they have a financial interest; provided, however, that:

                  (a) Such prohibition shall not prevent a general partner of the Partnership (including officers and/or directors of a corporate general partner) from having a financial interest in the Partnership or in a sponsor or manager of the Partnership;

                  (b) Such prohibition shall not prevent the purchase of securities for the portfolio of the Partnership or sale of securities owned by the Partnership through a security dealer, one or more of whose partners, officers or directors is a general partner of the Partnership (including officers and/or directors of a corporate general partner), provided such transactions are handled in the capacity of broker only, and provided commissions charged do not exceed customary brokerage charges for such service; and

                  (c) Such prohibition shall not prevent the employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian or trustee having a partner, officer or director who is a general partner of the Partnership (including officers and/or directors of a corporate general partner), provided only customary fees are charged for services rendered to or for the benefit of the Partnership; and

(d) Such prohibition shall not prevent the purchase or retention by the Partnership of securities of a company if such securities are also owned by a General Partner of the Partnership or an officer or director of the Partnership's investment advisor so long as such purchase or retention does not violate Section 2.3(b) of the Certificate and Agreement of Limited Partnership.

Section 2.        Securities Issued by the Partnership.

                  The general partners of the Partnership (including officers and/or directors of a corporate general partner), the sponsor or manager of the Partnership, if any, and the officers and directors of any such sponsor or manager, shall not take long or short positions in the securities issued by the Partnership; provided however, that:

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                  (a) Such prohibition shall not prevent any sponsor from
purchasing from the Partnership units of Partnership interest issued by the Partnership, provided that orders to purchase from the Partnership are entered with the Partnership by the sponsor upon receipt by the sponsor of purchase orders for the units of Partnership interest, and provided such purchases are not in excess of purchase orders received by the sponsor;

                  (b) Such prohibition shall not prevent the sponsor from maintaining a market for the securities issued by the Partnership in the capacity of agent for the Partnership;

                  (c) Such prohibition shall not prevent the purchase from the Partnership of securities issued by the Partnership by the general partners of the Partnership (including officers and/or directors of a corporate general partner), or by the officers or directors of the sponsor or manager of the Partnership, or by the trustees of the Partnership, at the price available to the public at the moment of such purchase, provided there is no file with the applicable regulatory agency an undertaking by the Partnership that purchases will be permitted for investment purposes only, and that any sale of securities issued by the Partnership made by such persons less than two (2) months after the date of purchase of any securities issued by the Partnership will be immediately reported to the appropriate governmental agency.

Section 3.        Management Contract.

                  The Partnership shall not operate under any management contract which does not provide that such management contract cannot be amended, transferred, assigned, sold or in any manner hypothecated or pledged without the affirmative vote or written consent of the holders of a majority of the units of Partnership interest. Furthermore, in the event of a cancellation or expiration by its own terms of any management contract, no new management contract shall become effective without the affirmative vote or written consent of the holders of a majority of the units of Partnership interest.


                                   ARTICLE IV

                                    OFFICERS

Section 1.        Numbers, Titles and Term of Office.

                  The officers of the Partnership shall include a Chairman, a Principal Executive Officer, Principal Financial and Accounting Officer and Secretary and such other and assistant officers as the Managing General Partners may from time to time elect or appoint. Each Officer shall hold office until the first meeting of Managing General Partners following the Annual Meeting of Partners and until his successor is duly elected and shall qualify, unless he sooner resigns, dies or is removed in the manner hereinafter provided.

Section 2.        Removal.

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                  Any officer of agent elected or appointed by the Managing
General Partner may be removed at any time by the vote of a majority of the Managing General Partners whenever in their judgment the best interests of the Partnership will be served thereby.

Section 3.        Meetings.

                  The Chairman, or in his absence, the President of another designated by the Meeting, shall preside at Meetings of Partners and of Managing General Partners.

Section 4.        Principal Executive Officer.

                  In addition to the duties specified elsewhere in these By-Laws and in resolutions from time to time adopted by the Managing General Partners, the Principal Executive Officer shall, subject to the Managing General Partners, have general executive charge, management and control of the affairs and properties of the Partnership in the ordinary course of its business with all such powers with respect to such affairs and properties as may be reasonably incident to such responsibilities. Specifically, but without limitation of the foregoing, he may agree upon and execute all division and transfer orders, bonds, contract and other obligations in the name of the Partnership and shall have the powers and duties that generally pertain to the president of a corporation.

Section 5.        Assistant Executive Officers.

                  Assistant Executive Officers, in the absence or inability to act of the Principal Executive Officer, are authorized to perform all the powers of and are subject to all the restrictions upon the Principal Executive Officer. Assistant Executive Officers shall perform such other duties and have such other powers as may from time to time be prescribed by the Managing General Partners.

Section 6.        Principal Financial and Accounting Officer.

                  The Principal Financial and Accounting Officer shall have custody of the financial books and records of the Partnership and shall be charged with maintaining the same as required by law. When necessary or proper, he may endorse, on behalf of the Partnership, for collection checks, notes and other obligations and shall deposit the same to the credit of the Partnership in the bank or banks or depositories having custody of the funds of the Partnership; he may sign all receipts and vouchers for payments made to the Partnership, either alone or with such other officer as is designated by the Managing General Partners. Whenever required, by the Managing General Partners, he shall render a statement of his cash account; he shall enter or cause to be entered regularly in the books of the Partnership to be kept by him for that purpose full and accurate accounts of all monies, securities and other property received and disbursed on account of the Partnership; he shall cause to be prepared each business day a statement of the Partnership's assets and liabilities and of its net asset value per Share in accordance with the methods set forth in the Partnership's Prospectus and subject to such specific or general directives as the Managing

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General Partners may, from time to time, adopt;  and, without  limitation of the foregoing, he shall have the powers and duties that generally pertain to the office of treasurer.

Section 7.        Secretary.

                  The Secretary shall keep the minutes of all Meetings of Partners and Managing General Partners, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may sign with the President in the name of the Partnership all contracts on its behalf and certificates for units of limited partnership interest; he shall have charge of the corporate legal records and such other books and papers as the Managing General Partners may direct; and, without limitation of the foregoing, shall have the powers and duties that generally pertain to such office.

Section 8.        Assistant Officers.

                  Assistant Officers shall be empowered to act in the absence or inability to act of the officers they assist, and shall posses the powers and duties usually pertaining to their offices, as well as such other powers and duties as may from time to time be specified by the Managing General Partners.


Section 9.        Vacancies.

         Upon a vacancy in office, it may be filled by vote of a majority of Managing General Partners present at a Meeting at which a quorum presents or by unanimous consent of the Managing General Partners.

Section 10.       Quality of Offices.

                  Any two offices except those of Principal Executive Officer and Secretary, and of an officer and assistant officer, may be held by the same person.



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